Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Tom Morabito, VP, Investor Relations	Cam Potts, VP, Communications
470-607-5567	651-233-7735
tom.morabito@deluxe.com	cameron.potts@deluxe.com

Deluxe Announces Senior Notes Offering

Shoreview, MN – May 17, 2021 – Deluxe (NYSE: DLX), a Trusted Business Technology™ company (the “Company”), announces that it intends to offer $500 million aggregate principal amount of senior unsecured notes due 2029 (the “Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to persons outside the United States in accordance with Regulation S under the Securities Act.

As previously announced on April 22, 2021, Deluxe has entered into an agreement to acquire FAPS Holdings, Inc. (the “FAPS Acquisition”). The Company intends to use the net proceeds from the Notes offering, together with cash on hand and borrowings under the new senior secured credit facilities that it will enter into in connection with the consummation of the FAPS Acquisition, to fully repay and terminate the outstanding revolving credit commitments under its existing credit facility, to finance the purchase price of the FAPS Acquisition and to pay related fees and expenses. The closing of the Notes offering is not conditioned on the closing of the FAPS Acquisition, which, if completed, will occur at or subsequent to the closing of the Notes offering.

This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities, nor will there be any sale of the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes and related note guarantees have not been and will not be registered under the Securities Act or any state or other jurisdiction’s securities laws and may not be offered or sold in the United States to, or for the benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any state or other jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

Statements made in this press release concerning the Company, the Company’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: potential continuing negative impacts from pandemic health issues, such as the coronavirus / COVID-19, along with the impact of government restrictions or similar directives on our future results of operations, the Company’s future financial condition and the Company’s ability to continue business activities in affected regions; the impact that further deterioration or prolonged softness in the economy may have on demand for the Company’s products and services; the Company’s ability to execute its transformational strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the Company’s control; declining demand for the Company’s checks, check-related products and services and business forms; risks that the Company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or additional bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the Company’s revenue and gross profit; the risk that the proposed FAPS Acquisition and/or any other future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the Company’s cost reduction initiatives will be delayed or unsuccessful; performance shortfalls by one or more of the Company’s major suppliers, licensors or service providers; unanticipated delays, costs and expenses in the development and marketing of products and services, including web services and financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the Company’s website operations or information technology systems; risks of unfavorable outcomes and the costs to defend litigation and other disputes; and the impact of governmental laws, regulations or investigations. The Company’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from the Company’s current expectations are contained in the Company’s Form 10-K for the year ended December 31, 2020 and in the Company’s Form 10-Q for the quarter ended March 31, 2021. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

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